UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

____________________

BNET MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State of Incorporation or Organization)

30-0523156

(I.R.S. Employer

Identification No.)

350 South 200 West, Suite 3 Farmington, UT	84025
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-178000 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Stock, par value $0.001

Bnet Draft Form 8-A (00015619).doc

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of Bnet Media Group, Inc., a Nevada corporation (the “Registrant”).  The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1, Registration No. 333-178000 (the “Registration Statement”), filed with the Securities and Exchange Commission on November 16, 2012, as amended, and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, all of which shall be deemed to be incorporated by reference herein.

ITEM 2.	EXHIBITS

The following exhibits are filed or incorporated by reference to the Registration Statement:

3.1 (1)	Articles of Incorporation of Horizontal Marketing Corp.
3.2 (1)	Bylaws of Horizontal Marketing Corp.
3.3 (2)	Amended and Restated Articles of Incorporation of Horizontal Marketing Corp.
3.4 (2)	Amended and Restated Bylaws of BnetEFactor, Inc.
3.5 (3)	Certificate of Amendment to Articles of Incorporation of Bnet Media Group, Inc.
3.6 (3)	Certificate of Amendment to Articles of Incorporation of Bnet Media Group, Inc.

(1)

Incorporated by reference from our Registration Statement on Form S-1 filed with the Commission on November 16, 2011.

(2)

Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 3, 2012.

(3)

Incorporated by reference from our Current Report on Form 8-K filed with the Commission on June 12, 2013.

Bnet Draft Form 8-A (00015619).doc

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Bnet Media Group, Inc.

Dated: February 11, 2016	/s/ Gerald E. Sklar
By: Gerald E. Sklar
Its: Chief Executive Officer

3

Bnet Draft Form 8-A (00015619).doc